Exhibit 99.1

Accretive Health and Ascension Announce Long-Term Strategic Partnership

Accretive Health to Remain a Public Company

•	Ascension selects Accretive Health (“Accretive”) as its exclusive hospital revenue cycle partner for a 10-year term

•	Ascension to add more than $8 billion in new net patient revenue to Accretive; 100%+ increase over current Ascension NPR with the company

•	After transitioning Ascension’s incremental NPR, Accretive Health is expected to manage approximately $25 billion in NPR plus organic growth

•	Investment positions the company for additional growth potential with other healthcare providers

•	Ascension and TowerBrook Capital Partners to invest $200 million in Accretive to support growth initiatives

CHICAGO and ST. LOUIS – December 8, 2015 – Accretive Health, Inc. (OTC Pink: ACHI) and Ascension, the nation’s largest Catholic and non-profit health system, today announced a long-term strategic partnership to renew, revise and expand their existing services agreement for a 10-year term. Ascension has selected Accretive Health (“Accretive”) to be its sole revenue cycle provider and has negotiated with Accretive the terms for an amended and restated Master Professional Services Agreement (“MPSA”) to cover all of Ascension’s net patient revenue (NPR). In addition, a newly formed investment vehicle owned by Ascension and TowerBrook Capital Partners has entered into a definitive agreement under which Ascension and TowerBrook will invest $200 million in Accretive to purchase convertible preferred stock and receive warrants. The transaction is expected to be completed in the first quarter of 2016.

Concurrent with the closing of the transaction, Ascension and Accretive will amend and restate their existing MPSA, and Ascension will transition more than $8 billion in new NPR to Accretive over the next several years. The new NPR represents an increase of approximately 47% over Accretive’s existing NPR base under management. Ascension and Accretive anticipate transitioning the new NPR beginning in the middle of 2016. Additionally, as part of the amended MPSA, Ascension will transition all PAS needs of its hospitals to Accretive’s PAS business.

Emad Rizk, M.D., President and Chief Executive Officer of Accretive Health, said, “Ascension has been a valued partner of Accretive Health for many years, and we are very excited to have the opportunity to deepen and extend our strategic alliance and expand Accretive’s business substantially. Over the last eighteen months, we have strengthened our infrastructure and operations, and we believe Ascension chose Accretive for its differentiated software and services model, scalable infrastructure and performance. We look forward to deepening our investments in our technology and service capabilities to further position Accretive to meet the needs of all healthcare providers as they adapt to the rapidly evolving healthcare landscape.” Dr. Rizk also stated, “We are confident that we can appropriately scale our model for the significant growth our agreement with Ascension provides.”

Anthony Tersigni, President and Chief Executive Officer of Ascension, stated, “We look forward to expanding our relationship with Accretive Health and working even more closely with its leadership team to implement a single revenue cycle solution and develop a sustainable, long-term business platform for our organization. This new partnership will support our strategy of creating clinically integrated systems of care in the communities we serve across the country, strengthening our ability to provide compassionate, personalized care to all, especially persons in poverty and struggling the most.”

Steve Shulman, Chairman of Accretive Health’s board of directors, said, “Our Board of Directors, together with our advisors, have conducted a thorough and rigorous review of strategic alternatives. Our review included a wide range of options, as well as discussions with a large and diverse group of potential strategic acquirers and financial investors. One of the many factors the Board considered in approving this transaction was the ability of our existing stockholders to participate in any increases in the value of Accretive Health following the transaction. Following the transition of Ascension’s new NPR, along with organic growth, Accretive Health expects to grow revenue to approximately three to four times the current top-line and produce operating margins in the mid to high teens. The Board is confident in its view that this transaction is the best path forward to drive shareholder value.”

Transaction Details

•	The Ascension/TowerBrook investment vehicle will purchase $200 million of convertible preferred stock, which is convertible into shares of Accretive common stock at $2.50 per share.

•	The preferred stock carries an 8.0% annual dividend, payable on a quarterly basis in kind for the first seven years and in cash thereafter.

•	On an as-converted basis at the close of the transaction, the preferred stock will represent approximately 44% of Accretive’s shares outstanding.

•	The preferred stock will vote on an as-converted basis with the common stock as a single class.

•	Accretive will issue to the Ascension/TowerBrook investment vehicle warrants to acquire up to an additional 60 million shares of Accretive Health common stock at an exercise price of $3.50 per share; the warrants will have a 10-year term and can be exercised on a cash or cashless basis.

Accretive Health intends to use the proceeds of the sale of the convertible preferred stock, which will add to the company’s existing debt free balance sheet, opportunistically to fund infrastructure investments and growth initiatives, to cover transaction costs and for general corporate purposes. Targeted growth initiatives may include opportunistic acquisitions which could include both books of business to enhance scale as well as new and developing technologies as this market evolves. The transaction is expected to close in the first quarter of 2016 and is subject to customary closing conditions and regulatory approval. The transaction has been approved unanimously by Accretive’s Board of Directors and represents the culmination of the strategic alternatives review process announced by the Company on July 16, 2015.

Board Structure

Under the terms of the transaction, at closing, the Ascension/TowerBrook investment vehicle will have the right to nominate a total of 5 individuals to the Company’s newly-reconstituted 9-member board. Following closing, it is expected that a majority of the Board will be independent directors for exchange listing purposes.

The foregoing summary of the transaction is qualified in its entirety by reference to the company’s Current Report on Form 8-K which is being filed today with the SEC, which contains the definitive documentation and other additional information concerning the transaction.

Advisors

Goldman Sachs acted as financial advisor and Kirkland & Ellis LLP acted as legal advisor to Accretive Health. BofA Merrill Lynch acted as financial advisor, and Covington & Burling LLP and Manatt, Phelps & Phillips, LLP acted as legal advisors to Ascension. Wachtell, Lipton, Rosen & Katz and Epstein, Becker & Green, P.C. acted as legal advisors to TowerBrook.

Conference Call

Accretive Health’s management team will host a conference call today at 7:00 a.m. CT (8:00 a.m. ET) to discuss the announcement. To participate, please dial 888-822-6508 (440-996-5712 outside the U.S. and Canada) using conference code number 99352421, or visit the Investor Relations section of Accretive Health’s web site at www.accretivehealth.com to access the live webcast. A replay will be available for one week following the conference call at 855-859-2056 (404-537-3406 outside the U.S. and Canada) using conference code number 99352421. A replay of the conference call will also be available online at www.accretivehealth.com.

Accompanying slides have been posted to the Investor Relations section of Accretive Health’s web site at www.accretivehealth.com

About Accretive Health

Accretive Health is a leading provider of revenue cycle services and Physician Advisory Services to healthcare providers. Accretive Health’s mission is to help healthcare providers strengthen their financial stability so they can deliver better care at a more affordable cost to the communities they serve, increasing healthcare access for all. Accretive Health’s distinctive operating model includes people, processes, and sophisticated integrated technology/analytics that help customers realize sustainable improvements in their operating margins and improve the satisfaction of their patients, physicians, and staff. Accretive Health’s customers typically are multi-hospital systems, including faith-based or community healthcare systems, academic medical centers and independent ambulatory clinics, and their affiliated physician practice groups.

About Ascension

Ascension (www.ascension.org) is a faith-based healthcare organization dedicated to transformation through innovation across the continuum of care. As the largest non-profit health system in the U.S. and the world’s largest Catholic health system, Ascension is committed to delivering compassionate, personalized care to all with special attention to persons in poverty and struggling the most. In fiscal 2015, Ascension provided nearly $2 billion in care of persons living in poverty and other community benefit programs. Approximately 150,000 associates and 35,000 aligned providers serve in 1,900 sites of care – including 129 hospitals and more than 30 senior living facilities – in 24 states and the District of Columbia. In addition to healthcare delivery, Ascension subsidiaries provide a variety of services and solutions including physician practice management, venture capital investing, investment management, biomedical engineering, clinical care management, information services, risk management, and contracting through Ascension’s own group purchasing organization.

About TowerBrook Capital Partners

TowerBrook Capital Partners L.P. is an investment management firm with in excess of $8 billion under management. The firm is based in New York and London and focuses on making investments in North American and European companies. TowerBrook pursues control-oriented investments in large and middle market companies, partnering with highly capable management teams and seeking situations characterized by complexity. Further information is available at www.towerbrook.com.

Forward Looking Statements

This press release contains forward-looking statements, including the statements regarding the plans, strategies and objectives of management for future operations, effects of current or future economic conditions or performance and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. All forward-looking statements contained in this press release involve risks and uncertainties. Accretive Health’s actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors set forth in Accretive Health’s quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, under the heading “Risk Factors”. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Accretive Health has based these forward-looking statements on its current expectations and projections about future events. Although Accretive Health believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.

All forward-looking statements included in this press release are expressly qualified in their entirety by these cautionary statements. Accretive Health cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that Accretive Health may consider immaterial or does not anticipate at this time. Although Accretive Health believes that the expectations reflected in its forward-looking statements are reasonable, Accretive Health does not know whether its expectations may prove correct. Accretive Health’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning Accretive Health and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. Accretive Health assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. Accretive Health advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC.

Contact:

Accretive Health, Inc.

Investor Relations:

Atif Rahim

312.324.5476

investorrelations@accretivehealth.com

Media Relations:

Brian Pitts

Hill+Knowlton Strategies

312.475.5921

brian.pitts@hkstrategies.com

Ascension:

Nick Ragone

Chief Communications and Marketing Officer

Nick.Ragone@Ascension.org

314.733.8941

TowerBrook Capital Partners:

Brunswick Group

Blake Sonnenshein / Alex Yankus

212.333.3810